Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in UBS AG's registration statement on Form S-8 for the UBS Savings and Investment Plan, and in the related prospectus, of our report dated 5 March 2001, relating to the consolidated financial statements of UBS AG included in its annual report on Form 20-F for the year ended 31 December 2000.

                                                     Ernst & Young Ltd.


                  /s/  Peter Heckendorn              /s/  Thomas Schneider
                  -------------------------          -------------------------
                  Peter Heckendorn                   Thomas Schneider
                  lic.oec.                           Certified Accountant
                  in charge of the audit             in charge of the audit



Basel, Switzerland
28 March 2001